Exhibit 10.15

                          THIRD MODIFICATION AGREEMENT
                          ----------------------------
                   OF THE REVOLVING LOAN AND CREDIT AGREEMENT
                   ------------------------------------------


         THIS THIRD MODIFICATION AGREEMENT OF THE REVOLVING LOAN AND CREDIT AGREEMENT (hereafter the "Third Modification") made and entered into this 31st day of July, 2003, to be effective as of the 1st day of August, 2003, by and between UNION PLANTERS BANK NATIONAL ASSOCIATION, a national banking association with its principal office at 6200 Poplar Avenue, Memphis, Tennessee ("Lender"), SUNTRUST BANK, a Georgia banking corporation with its principal office at 6410 Poplar Avenue, Suite 320, Memphis, Tennessee (the "Documentation Agent"), and FRED'S, INC., a Tennessee corporation having its principal offices at 4300 New Getwell Road, Memphis, Tennessee (the "Borrower").

         WHEREAS, Borrower is justly indebted to Lender for Advances made to Borrower evidenced by that certain Promissory Note dated April 3, 2000 (the "Note"), in the original principal amount of Forty Million Dollars ($40,000,000) and that certain Credit Agreement dated March 28, 2000, effective April 3, 2000 (herein the "Credit Agreement"), providing for advances up to a maximum of Forty Million Dollars ($40,000,000);

         WHEREAS, Borrower and Lender entered into a Modification Agreement (the "First Modification") dated May 26, 2000, providing, among other things, that the Note, originally payable on demand, would mature and be due and payable on April 3, 2003;

         WHEREAS, Borrower and Lender entered into a second Modification Agreement (the "Second Modification") dated April 30, 2002, providing, among other things, that the Note would be due and payable on March 31, 2004; and

         WHEREAS, Borrower and Lender desire to amend the Credit Agreement and Note, to extend the Maturity Date of the Note, to extend the Maturity Date, as defined in Section 2.1 of the Credit Agreement, and to amend several financial provisions of the Credit Agreement

         NOW THEREFORE,  in  consideration of the premises and of other good and
valuable   consideration,   the   adequacy  and  receipt  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

         1.    Modification   of   Credit   Facility:   Borrower,   Lender   and
               Documentation Agent each agree that

                  (a) "`Maturity Date' means March 31, 2004" is hereby stricken from the Credit Agreement and the Credit Agreement is hereby amended and restated to insert in place of the above stricken phrase the following: "`Maturity Date' means July 31, 2006."

                  (b) The  definition of "LIBOR  Change  Date",  as contained in
                  Section 2.1 of the Credit Agreement shall be deleted and restated, as follows:

                         "LIBOR  Change  Date" shall mean,  with  respect to any
                    Advance or other segregated portion of the outstanding indebtedness collectively bearing interest at a rate based upon LIBOR, upon any pre-selected time period, including 1, 7, 30, 60 or 90 days after the date on which the then current LIBOR rate was selected, as appropriate. On the LIBOR Change Date, the interest rate chargeable with respect to any Advance or other such segregated portion of the outstanding indebtedness, shall revert to the rate identified in Section 4.3.2, unless the Borrower has affirmatively selected another LIBOR based rate with respect to such Advance or other such segregated portion of the outstanding indebtedness.

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                  (c) The definition of "LIBOR Period",  as contained in Section
                  2.1 of the Credit Agreement shall be deleted and restated, as follows:

                           "LIBOR  Period"  shall  mean,  with  respect  to  any
                  Advance or other segregated portion of the outstanding indebtedness collectively accruing interest at a rate based on the LIBOR rate, any applicable period selected (ie. 30, 60, or 90 days) as the term for which LIBOR Quotes are to be selected. With respect to any Advance or other such segregated portion of the outstanding indebtedness, the interest rate chargeable under this agreement shall remain fixed during its applicable LIBOR Period, changing only upon a LIBOR Change Date."

                  (d) Section 4.3.1 of the Credit Agreement shall be deleted and restated as follows:

                           "A rate  fixed for a LIBOR  Period by the  Borrower's
                  selection of 1, 7, 30, 60, or 90 day LIBOR in effect on the date of such selection and adding to such annual rate .65 percentage points. Such rate shall remain in effect for the remainder of the applicable LIBOR Period and shall, at the LIBOR Change Date revert to Prime Rate unless instructions to the contrary are given the Bank by the Borrower; or"

                  (e) Section 4.9 of the Credit Agreement shall be deleted and restated as follows:

                           Reserve/Unused  Fee. In addition to the Interest Rate
                  charged the Borrower, the Borrower shall pay to the Lender fifteen one-hundredths percent (15/100%) on an annualized basis, applied to the average daily difference between the Commitment (unreduced by any ratio requirement or other condition) and the aggregate of all Advances outstanding on each day, payable monthly.

                  (f) Section 6.4.4 of the Credit Agreement shall be deleted and restated as follows:

                           "The Borrower  shall maintain a Tangible Net Worth no
                  less than $225,000,000 plus fifty percent (50%) of annual Net Income for calendar year 2003 and following, plus the net proceeds of any equity offering."

                  (g) Section 5.2.4 of the Credit Agreement shall be amended to include the phrase "other than those matters identified on Schedule A", at the end of the sentence. Schedule A shall be incorporated by reference into the Credit Agreement and is attached to this Third Modification as "Schedule "A".

         2. Modification of Note: Borrower, Lender and Documentation Agent each agree that the outstanding principal balance of the Note and accrued but unpaid interest shall be due and payable on July 31, 2006. Interest on the outstanding principal balance shall accrue and be payable as provided in the Credit Agreement.

         3. Notation: Lender and Documentation Agent covenant and agree to make a notation upon their respective records showing that the Note and Agreement has been modified as set forth herein.

         4. Continuation of Terms. All of the terms, covenants and conditions of the Note, as modified by the First Modification, the Second Modification and Third Modification and the Credit Agreement or any other document executed in connection therewith, are, to the extent not inconsistent with the terms herein, hereby incorporated herein by reference. It is expressly understood and agreed that the terms, covenants and conditions of all instruments evidencing or securing the indebtedness evidenced by the Note shall remain in full force and effect, and shall in no manner be affected by the execution of this Third Modification except as the same are expressly modified herein. It is further expressly understood and agreed that the Participation Period of Documentation Agent, as set forth in


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               that certain Participation Agreement, by and between the parties, dated as of March 28, 2000, remains in full force and effect, and
               shall  terminate  on  March  31,  2004.   Furthermore,   Borrower
               presently covenants,  represents and warrants that it is full and
               current  compliance  with  all  covenants,   representations  and
               warranties contained in the Credit Agreement.

         5. Incorporation by Reference. The parties hereby incorporate by reference the Credit Agreement, First Modification, Second Modification, and Participation Agreement, all attached hereto as Exhibits "A", "B", "C" and "D", respectively, as though each agreement was set forth in its entirety. The parties further incorporate by reference Schedule A to the Credit Agreement as though it set forth in its entirety.

         6. No Discharge. The execution and delivery of this Third Modification does not discharge the obligors, sureties, endorsers or guarantors of the Note, and all rights of the Lender against any and all of same are expressly reserved.

         7. Successors in Interest. This Third Modification shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, transferees and grantees.

         8. Governing Law: This Third Modification shall be construed in accordance with the laws of the State of Tennessee and the parties hereto subject themselves to the jurisdiction of Tennessee and venue of the Courts of Shelby County, Tennessee for the resolution of any dispute hereunder.

         9. Undefined Terms: All capitalized terms not defined herein shall have the same definitions as set forth in the Credit Agreement.



         IN WITNESS WHEREOF, the parties have executed this Third Modification Agreement of the Revolving Loan and Credit Agreement as of the day and year first above written.

                                       BORROWER:

                                       FRED'S INC., a Tennessee corporation

                                       By:  /s/ Jerry A Shore
                                            -----------------
                                       Name: Fred's Inc.
                                             ------------
                                       Title: Executive Vice President
                                       & Chief Financial Officer
                                       -------------------------------

                                       LENDER:


                                       UNION PLANTERS BANK NATIONAL ASSOCIATION



                                       By: /s/ James Gummel
                                           ------------------
                                            James Gummel
                                            Senior Vice President



                                   DOCUMENTATION AGENT:

                                   SUNTRUST BANK, a Georgia banking corporation



                                   By: /s/ Leonard L McKinnon
                                       ----------------------
                                        Leonard L McKinnon
                                        Director